SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 23, 2002

Quality Products, Inc.

(Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation)	0-18145 (Commission File Number)	75-2273221 (IRS Employer Identification No.)

2222 South Third Street; Columbus, OH (Address of principal executive offices)		43207 (Zip Code)

Registrant’s telephone number, including area code (614) 228-0185

560 W. Nationwide Blvd., Columbus, OH 43215 (Former name or former address, if changed since last report)

Item 5.  Other Events

On July 23, 2001, Richard A. Drexler was appointed Chairman of the Board of Quality Products, Inc.  Mr. Drexler has served as a director of Quality Products since October 2001.   Mr. Drexler has over thirty years experience in manufacturing, and is currently the owner of RAD & Associates, a business consulting firm.  In addition, Mr. Drexler is the President, CEO and Chairman of Allied Products Corporation, an industrial manufacturing company, and CEO of ABC Rail, a rail products company.

Bruce C. Weaver, the former Chairman of the Board, will continue to serve as a director of the Company as well as Chief Executive Officer and President.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quality Products, Inc.
Registrant

Date:  July 25, 2002

By:

/s/ Bruce C. Weaver

Bruce C. Weaver
President (Principal Executive Officer)